As filed with the Securities and Exchange Commission on August 8, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

AKAMAI TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3432319
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

145 Broadway Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Akamai Technologies, Inc. Second Amended and Restated 2013 Stock Incentive Plan, as amended

(Full Title of the Plan)

Aaron S. Ahola, Esq.

Executive Vice President, General Counsel and Corporate Secretary

Akamai Technologies, Inc.

145 Broadway

Cambridge, Massachusetts 02142

(Name and Address of Agent For Service)

617-444-3000

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 7,250,000 shares of the Registrant’s common stock, $0.01 par value per share, to be issued under the Registrant’s Second Amended and Restated 2013 Stock Incentive Plan, as amended (the “2013 Plan”). In accordance with General Instruction E to Form S-8, except for Item 8 “Exhibits,” this Registration Statement incorporates by reference the contents of the Registration Statements on Form S-8, File Nos. 333-188989, 333-204208, 333-218537, 333-231704, 333-258583 and 333-266689 filed with the Securities and Exchange Commission on May 31, 2013, May 15, 2015, June 6, 2017, May 23, 2019, August 6, 2021 and August 9, 2022, respectively, relating to the 2013 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference in this registration statement:

Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as amended

4.2(2)	Amended and Restated By-laws of the Registrant, as amended

5.1	Opinion of Goodwin Procter LLP, counsel to the Registrant

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1(3)	Akamai Technologies, Inc. Second Amended and Restated 2013 Stock Incentive Plan, as amended

107	Filing Fee Table

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-27275, 18884226) filed with the Securities and Exchange Commission on June 6, 2018.
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-27275, 221467934) filed with the Securities and Exchange Commission on December 16, 2022.
(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-27275, 23923350) filed with the Securities and Exchange Commission on May 15, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on this 8th day of August, 2023.

AKAMAI TECHNOLOGIES, INC.

By:	/s/ Aaron S. Ahola
Aaron S. Ahola
Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Akamai Technologies, Inc., hereby severally constitute and appoint F. Thomson Leighton, Edward McGowan and Aaron Ahola, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Akamai Technologies, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ F. Thomson Leighton F. Thomson Leighton	President, Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2023

/s/ Edward McGowan Edward McGowan	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	August 8, 2023

/s/ Laura Howell Laura Howell	Chief Accounting Officer (Principal Accounting Officer)	August 8, 2023

/s/ Sharon Y. Bowen Sharon Y. Bowen	Director	August 8, 2023

/s/ Marianne C. Brown Marianne C. Brown	Director	August 8, 2023

Monte E. Ford	Director

/s/ Daniel R. Hesse Daniel R. Hesse	Director	August 8, 2023

/s/ Peter T. Killalea Peter T. Killalea	Director	August 8, 2023

/s/ Jonathan F. Miller Jonathan F. Miller	Director	August 8, 2023

Madhu Ranganathan	Director

/s/ Bernardus Verwaayen Bernardus Verwaayen	Director	August 8, 2023

/s/ William R. Wagner William R. Wagner	Director	August 8, 2023